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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  September 10, 1998


                               BEA SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


                                   DELAWARE
                (State or other jurisdiction of incorporation)


        0-22369                                      77-0394711
 (Commission File Number)                (I.R.S. employer identification No.)


                            2315 NORTH FIRST STREET
                              SAN JOSE, CA  95131
                   (Address of principal executive offices)


                                (408) 570-8000
             (Registrant's telephone number, including area code)


                            385 MOFFETT PARK DRIVE
                             SUNNYVALE, CA  94089
         (Former name or former address, if changed since last report)
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                      INFORMATION TO BE INCLUDED IN REPORT


  The undersigned Registrant hereby reports the following items related to the restatement of the Registrant's financial statements to reflect the acquisition of Leader Group, Inc. in a transaction accounted for as a pooling of interests:

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

  On April 30, 1998, the Registrant issued 560,704 shares of its common stock for all outstanding stock of Leader Group, Inc. (Leader Group), a Denver-based private company specializing in consulting solutions for the development, deployment and delivery of mission-critical distributed object applications.
The transaction was valued at approximately $14.5 million and has been accounted for using the pooling of interests method.

ITEM 5.  OTHER EVENTS.

(a)  Supplemental consolidated financial statements.

     See Exhibit 99.1 for the supplemental consolidated financial statements of BEA Systems, Inc.

(b)  Exhibits.


  The following exhibits are filed herewith:

     Exhibit 23.1    Consent of Ernst & Young LLP, Independent Auditors
     Exhibit 99.1    BEA Systems, Inc. Supplemental Consolidated Financial
                     Statements

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BEA SYSTEMS, INC.
                              (the Registrant)


                              By: /s/ Steve L. Brown
                                  -----------------------------
                                  Steve L. Brown
                                  Executive Vice President,
                                  Chief Financial Officer and Secretary

Dated:  September 10, 1998